Quest Solution Achieves Record Nine-Month Revenue of $45.8M; Gross Profit Increases 35% to Record $11.7M in First Nine Months

●	Record nine months revenue of $45.8M, an 8% increase compared to 2018
●	Record nine months gross margin of 26% up from 21% margin in the first nine months of 2018
●	Record Q3 2019 gross income of $3.5M or 27% compared to $2.7M or 20% in Q3 2018
●	Total liabilities decreased by $3.6M
●	Adjusted EBITDA of $0.5M for Q3 2019 and $2M for the nine month period
●	Shareholders’ Equity of $5.2M as compared to $2.3M at December 31, 2018
●	SeeCube™ Artificial Intelligence offering gaining traction in the marketplace; several orders received during third quarter

Salt Lake City, UT, November 8, 2019 — Quest Solution, Inc. (OTCQB: QUES) (“Quest” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced its financial results for the three and nine month periods ended September 30, 2019.

Shai Lustgarten, CEO, commented, “Quest continues to drive momentum as evidenced by record revenues of $45.8 million and gross margin of 26% for the first nine months of 2019. We’re energized by the interest our solutions are receiving in the marketplace. Our third quarter gross income grew by $0.8M to $3.5M and gross margin improved to 27% compared to 20% in the third quarter of 2018, despite a slight decrease in our revenue, which reflected a shift in our revenue mix toward higher margin AI-Machine Vision solutions. These AI-based Machine Vision offerings are the growth engine for our Company, and can enhance and support applications across a broad variety of end markets including law enforcement, homeland security as well as supply chain and inventory management.

“We continue to see particularly strong interest in our AI solutions for Public Safety, Safe City and Safe Campus/School initiatives, and given the global focus on protecting public areas such as schools and religious facilities, we anticipate growing demand for these security solutions. During the third quarter we announced the launch of our SeeCube™ solution which utilizes our Visual Cortex algorithm to significantly improve security, particularly in Safe City and Safe Campus/School applications because of its unique ability to enable the identification of automobile make and color in addition to license plate number. Because license plates can easily be altered or removed from an automobile altogether, these added capabilities enable law enforcement to more quickly and accurately identify and track a vehicle and apprehend criminals, even if the license plate has been tampered with or removed. The SeeCube™ has surpassed performance requirements in testing by a demanding Homeland Security authority and has had proven success creating safer environments as part of security installations in sensitive locations in the Middle East and elsewhere. We believe our AI technology provides a solid platform for enhancing the efficacy of real-time security solutions, and we’re energized by the interest we’re seeing from the marketplace, both domestically and internationally.”

Mr. Lustgarten continued, “In keeping with our focus on growing the market recognition for our solutions, earlier this week we announced the appointment of John Whiteman as Quest’s Director of Sales. John is an accomplished and seasoned executive with a successful track record establishing sales and revenue growth in his previous roles, which include having served as a senior executive at HTS. He is well versed in the capabilities and benefits of our technology and we are confident that under his leadership our sales team will continue to thrive.”

Third Quarter 2019 Overview

Quest reported revenues of $13.1 million for the quarter ended September 30, 2019 as compared to $13.4 million in the comparable 2018 period. The revenue decrease for the quarter was primarily related to a decrease in sales from the Company’s legacy supply chain products as the Company’s sales team focuses on driving its higher margin AI business. Gross margin in the quarter increased to 27% compared to 20% in the prior year period. Total operating expenses were $4.2 million in the third quarter of 2019, compared to $3.1 million in the third quarter of 2018. The Company reported a net loss of $1.4 million or a loss of $0.02 per share as compared to a net loss of $0.9 million or a loss of $0.02 in third quarter 2018.

The Company reported a third quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss of $0.29 million, a decline compared to an EBITDA loss of $0.17 million in the third quarter of 2018. Adjusted EBITDA (which removes stock based compensation, non-operational professional fees and one-time expenses) income for the third quarter of 2019 increased to $0.50 million compared to $0.09 million in the third quarter of 2018.

First Nine Months 2019 Overview

Quest reported revenues of $45.8 million for the first nine months of 2019, an increase of 8% compared to the first nine months of 2018. The revenue increase was primarily related to continued strong execution by the Company’s sales team and growing customer relationships, as well as the revenue contribution from Quest’s subsidiary HTS Image Processing. Gross margin in the first nine months increased to 26% compared to 21% in the same prior year period. Total operating expenses for the first nine months of 2019 were $12.6 million compared to $10.6 million in the first nine months of 2018. The increase in operating expense was largely related to the Company’s acquisition and integration of HTS.

Net loss for the first nine months of 2019 was $2.6 million, or $0.04 per basic share compared to a loss of $4.3 million, or a loss of $0.11 for the first nine months of 2018. The improvement in net loss in the first nine months of 2019 is mainly related to the higher gross margin generated by increased sales of a higher margin product mix from HTS. EBITDA in the first nine months of 2019 was $0.78 million, a significant improvement as compared to an EBITDA loss of $2 million in the first nine months of 2018. Adjusted EBITDA (which removes stock based compensation, professional fees and one-time expenses) for the first nine months of 2019 increased substantially to $2.1 million compared to $0.9 million in the first nine months of 2018.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results.

Mr. Lustgarten concluded, “We are intently focused on leveraging our AI-technology solutions to provide value-added capabilities to customers in two rapidly growing verticals. Out technology is ideal for customers in the supply chain and inventory management segment as they increasingly move toward automated systems and we believe we have a solid growth opportunity as that industry continues to evolve. Additionally, our ability to provide state-of-the-art, real-time identification capabilities to enhance security operations in the Safe City and Safe School/Campus is a competitive advantage that we believe will attract new customers and increase our market share. We remain focused on driving revenue growth and margin improvement as we move through the close of 2019 and we’re excited about the opportunities in front of us.”

Conference Call Information

The Company will host a conference call and webcast to discuss the third quarter results on Monday, November 11, 2019 at 11:00 a.m. Eastern Time.

To access the live webcast, go to the Quest Solution website at www.questsolution.com, and click on the Investor Relations tab.

To participate in the call by phone, dial (877) 407-9210 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8049.

A replay of the teleconference will be available until December 11, 2019 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 56814.

About Quest Solution, Inc.

Quest Solution’s HTS Image Processing subsidiary is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share data)

	For the three months		For the nine months
	ending September 30,		ending September 30,
	2019	2018	2019	2018
Revenues
Total Revenues	$13,097	$13,444	$45,843	$42,369

Cost of goods sold
Cost of goods sold	9,601	10,745	34,123	33,688

Gross profit	3,496	2,699	11,720	8,681

Operating expenses
General and administrative	727	687	1,941	1,724
Salary and employee benefits	2,700	1,597	7,763	6,425
Depreciation and amortization	536	439	1,620	1,312
Professional fees	268	363	1,226	1,169
Total operating expenses	4,231	3,086	12,550	10,630

Loss from operations	(735)	(387)	(830)	(1,949)

Other income (expenses):
Interest expense	(618)	(303)	(1,769)	(963)
Other (expenses) income	(90)	(226)	(9)	(1,381)
Total other expenses	(708)	(529)	(1,778)	(2,344)

Net Loss Before Income Taxes	(1,443)	(916)	(2,608)	(4,292)

Provision for Income Taxes
Current	-	(16)	-	(45)
Total Provision for Income Taxes	-	(16)	-	(45)

Net Loss attributable to Quest Solution Inc.	$(1,443)	$(932)	$(2,608)	$(4,337)
Less: Preferred stock – Series C dividend	(48)	(48)	(141)	(142)

Net loss attributable to the common stockholders	$(1,491)	$(980)	$(2,749)	$(4,479)

Net (loss) per share - basic	$(0.02)	$(0.02)	$(0.04)	$(0.11)

Weighted average number of common shares outstanding - basic	77,583,183	48,709,773	77,312,948	42,592,783

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of
	September 30, 2019	December 31, 2018
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$1,954	$378
Accounts receivable, net	10,842	12,262
Inventory	2,015	1,803
Prepaid expenses	245	169
Other current assets	173	78
Total current assets	15,229	14,690

Property and equipment, net of accumulated depreciation of $2,470 and $2,037, respectively	338	389
Goodwill	13,921	13,921
Trade name, net of accumulated amortization of $2,759 and $2,585, respectively	1,544	1,805
Customer relationships, net of accumulated amortization of $5,827 and $5,076, respectively	6,387	7,514
Other intangibles, net of accumulated amortization of $109 and $33, respectively	1,170	1,267
Cash, restricted	533	532
Other assets	335	30
Total assets	$39,457	$40,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$21,095	$17,484
Accrued interest and accrued liabilities, related party	-	-
Line of credit	517	4,534
Accrued payroll and sales tax	1,878	2,173
Notes payable, related parties – current portion	1,241	1,891
Notes payable – current portion	6,548	8,823
Other current liabilities	1,168	265
Total current liabilities	32,447	35,170

Long term liabilities
Notes payable, related party, less current portion	1,258	1,912
Accrued interest and accrued liabilities, related party	27	33
Notes payable, less current portion	137	130
Other long term liabilities	406	610
Total liabilities	34,275	37,855

Stockholders’ equity
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 4,828,530 shares issued and outstanding, respectively	5	5
Common stock; $0.001 par value; 200,000,000 shares authorized; 79,196,228 and 71,931,693 shares issued and outstanding, respectively.	79	72
Common stock; $0.001 par value; 11,084,657 shares to be received	-	(2,616)
Common stock to be repurchased by the Company	-	(230)
Additional paid-in capital	47,264	44,814
Accumulated (deficit)	(42,179)	(39,753)
Accumulated other comprehensive loss	13	1
Total stockholders’ equity	5,182	2,293
Total liabilities and stockholders’ equity	$39,457	$40,148

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in $ thousands)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30,
	2019	2018	2019	2018
EBITDA Calculation
Net Loss	(1,443)	(932)	(2,608)	(4,337)
Depreciation & amortization	536	439	1,620	1,312
Interest expense	618	303	1,769	963
Income taxes	-	16	-	45
EBITDA	(289)	(174)	781	(2,018)

Adjusted EBITDA Calculation
Net loss	(1,443)	(932)	(2,608)	(4,337)
Depreciation & amortization	536	439	1,620	1,312
Interest expense	618	303	1,769	963
Income taxes	-	16	-	45
Stock compensation	670	47	1,093	1,125
Gain on Cancellation of Key May insur	-	-	-	(150)
Gain/Loss on Forgiveness of Debt	-	-	-	1,264
One-time Professional Fees	117	213	180	719
Adjusted EBITDA	498	86	2,054	940